                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           -------------------------


       Date of Report (Date of earliest event reported): NOVEMBER 4, 1998
                                                         ----------------


                             SUMMIT PROPERTIES INC.
               (Exact name of Registrant as specified in charter)


           MARYLAND                     1-12792                 56-1857807
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)        (IRS employer
       of incorporation)                                     identification no.)


             212 SOUTH TRYON STREET, SUITE 500, CHARLOTTE, NC 28281
             ------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (704) 334-9905
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

         The Form 8-K of Summit Properties Inc. (the "Company") filed on November 13, 1998 is hereby amended to include financial statements, pro forma financial information and certain exhibits.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements under Rule 3-14 of Regulation S-X

                 Ewing Apartments

                 Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1997 and Independent Auditors' Report and the Nine Months Ended September 30, 1998 (unaudited)

(b)        Pro Forma Financial Information

                 Summit Properties Inc.

                 Pro Forma Condensed Combined Balance Sheet as of
                 September 30, 1998 (Unaudited)

                 Pro Forma Condensed Combined Statement of Earnings for the Nine Months Ended September 30, 1998 (Unaudited)

                 Pro Forma Condensed Combined Statement of Earnings for the Year Ended December 31, 1997 (Unaudited)

(c)        Exhibits:

           2.1 Agreement and Plan of Reorganization dated as of October 31, 1998 among Summit Properties Inc., affiliates of Summit Properties Inc. (including Summit Properties Partnership, L.P.), Ewing Industries, Inc. and affiliates of Ewing Industries, Inc. (previously filed).

           10.1 Amendment No. 13 to the Limited Partnership Agreement of Summit Properties Partnership, L.P. (previously filed).

           23.1   Consent of Deloitte & Touche LLP (filed herewith)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SUMMIT PROPERTIES INC.


Date:  December 1, 1998            By: /s/  William F. Paulsen
                                       -----------------------------------------
                                       William F. Paulsen
                                       President and Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Summit Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of Belcourt, Turtle Rock, Turtle Cove, Buena Vista, Camino Real and Los Arboles I & II Apartments (collectively the "Ewing Apartments") for the year ended December 31, 1997. This financial statement is the responsibility of the management of Summit Properties Inc. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Summit Properties Inc. Material amounts, described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Ewing Apartments are excluded and the statement is not intended to be a complete presentation of the revenues and expenses of these apartments.

In our opinion, such combined statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Ewing Apartments for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP


Dallas, Texas
November 20, 1998

                                EWING APARTMENTS

               COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                 (In thousands)


                                           Nine Months Ended      Year Ended
                                          September 30, 1998   December 31, 1997
                                          ------------------   -----------------
                                             (Unaudited)
Revenues
       Rental Income                           $12,399           $14,322
       Other property income, net                  590               690
                                               -------           -------
               Total revenues                   12,989            15,012

Certain Expenses
       Property operating and maintenance        3,088             3,911
       Real estate taxes                         2,159             2,362
       Management fees                             693               756
                                               -------           -------
               Total expenses                    5,940             7,029
                                               -------           -------

Revenues in excess of certain expenses         $ 7,049           $ 7,983
                                               =======           =======



        See Notes to Combined Statement of Revenues and Certain Expenses

EWING APARTMENTS

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


1.        BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION - The combined operating revenues and direct operating expenses of the Belcourt, Turtle Rock, Turtle Cove, Buena Vista, Camino Real and Los Arboles I & II Apartments (collectively the "Ewing Apartments") described in Note 2 is presented on the accrual basis of accounting. The accompanying financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the proposed future operations of the Ewing Apartments, have been excluded in accordance with the Securities and Exchange Commission Regulation S-X, Rule 3-14. Expenses excluded consist of interest, including interest related to certain indebtedness assumed with a principal balance of $79,852,000 at September 30, 1998 (unaudited), depreciation and amortization, professional fees and other costs not directly related to the future operations of the Ewing Apartments.

          INCOME RECOGNITION - Rental income is recorded when it is earned and due from tenants. Apartment units are rented under lease agreements with terms of one year or less.

          INTERIM FINANCIAL DATA (UNAUDITED) - In the opinion of management, all adjustments and eliminations consisting only of normal recurring adjustments necessary to present fairly the combined statement of revenues and certain expense of the Ewing Apartments for the nine months ended September 30, 1998 have been included. The combined results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results for the full year.

          USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses as of and for the reporting period. Actual results could differ from those estimates.

2.     DESCRIPTION OF THE AUDITED ACQUISITION PROPERTIES

       The following properties are included in the combined statement of revenues and certain expenses:

         Property                     Location                  Number of Units
         --------                     --------                  ---------------
         Belcourt                     Dallas, Texas                    180
         Turtle Rock                  San Antonio, Texas               250
         Turtle Cove                  Dallas, Texas                    348
         Buena Vista                  Dallas, Texas                    467
         Camino Real                  Dallas, Texas                    364
         Los Arboles I & II           Austin, Texas                    408
                                                                     -----
                                                                     2,017
                                                                     =====


       The Camino Real Apartments were placed in service in July 1997. The property was approximately 40% occupied at December 31, 1997 and 94% occupied at September 30, 1998 (unaudited).

3.     RELATED PARTY TRANSACTIONS

       MANAGEMENT FEES - The Ewing Apartments had a management agreement with an affiliated management company to maintain and manage the operations of the apartment complexes. Management fees are based on 5% of total revenue collected. Upon acquisition of the Ewing Apartments by Summit Properties, such management contract was canceled, at which time Summit Properties began to manage the Ewing Apartments.

       DEVELOPMENT FEES - The Ewing Apartments entered into development agreements with an affiliated company to provide development oversight services for the properties. Development fees were capitalized as part of the carrying basis of the properties by the Ewing Apartments when incurred and therefore no amounts are reflected in this financial statement related to this activity.

       CONSTRUCTION FEES - The Ewing Apartments entered into construction agreements with an affiliated company to provide general contractor services during the development period for the properties. Construction fees were capitalized as part of the carrying basis of the properties by the Ewing Apartments when incurred and therefore no amounts are reflected in this financial statement related to this activity. Construction fees were based on a fixed percentage of each contract as defined in the agreements.

                                   * * * * * *

                             SUMMIT PROPERTIES INC.
                   BASIS OF PRESENTATION TO PROFORMA CONDENSED
                             COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998



The Pro Forma Condensed Combined Balance Sheet gives effect to (i) the acquisition of a portfolio of multifamily properties in Texas (the "Ewing Acquisition") through a merger with Ewing Industries Inc. and affiliates thereof ("Ewing Industries") on November 4, 1998 and (ii) the sale of communities formerly known as Summit Springs and Summit Old Town. The Ewing Acquisition was funded through (i) the issuance to Ewing Industries of 489,622 shares of common stock ("Shares") of Summit Properties Inc. (the "Company") and 141,921 units of limited partnership interest ("Units") of Summit Properties Partnership, L.P.(the "Operating Partnership") with the Shares and Units valued at the Company's approximate market value of $18.00 on the consummation date, (ii) the assumption of $79.9 million of debt, and (iii) the payment of $50.6 million in cash. In addition, the Company has committed to issue 519,365 Shares as a deposit for a property currently in lease-up, with respect to which payment of the final consideration is contingent upon the property reaching stabilization (the "Contingent Property"). The current estimate of additional consideration to be paid at such time is (i) 1,030,009 Shares of common stock and 36,629 Units (each Share and Unit valued at $18.00) and (ii) cash in the amount of $1,314,144. The Ewing Acquisition, excluding the Contingent Property, and the sale of Summit Springs and Summit Old Town have been presented as if the transactions had occurred on September 30, 1998. The Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Ewing Acquisition have been made.

The Pro Forma Condensed Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of Ewing Industries and the Company at September 30, 1998 would be, nor does it purport to represent the future combined financial position of Ewing Industries and the Company. This Pro Forma Condensed Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of the Company as included in the Form 10-K for the year ended December 31, 1997 and the Company's Form 10-Q for the nine months ended September 30, 1998.

SUMMIT PROPERTIES INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 1998
(DOLLARS IN THOUSANDS)
(UNAUDITED)

                                                                                         BALANCE
                                                                                       BEFORE EWING      EWING        PRO FORMA
                                                       HISTORICAL     DISPOSITIONS     ACQUISITION     ACQUISITION     COMBINED
                                                       ----------     ------------     ------------    -----------   -----------
                                                          (A)             (B)                             (C)
Assets:
    Real estate assets, net                            $ 964,476      ($  15,904)      $ 948,572       $147,692      $ 1,096,264
    Cash                                                   4,823            --             4,823           --              4,823
    Restricted cash                                        7,702          24,046          31,748           --             31,748
    Other assets                                          12,580             (15)         12,565          1,713           14,278
                                                       ---------       ---------       ---------       --------      -----------
       Total assets                                    $ 989,581       $   8,127       $ 997,708       $149,405      $ 1,147,113
                                                       =========       =========       =========       ========      ===========

Liabilities:
    Notes payable                                      $ 601,872                       $ 601,872       $133,303      $   735,175
    Other liabilities                                     41,005      ($     282)         40,723          4,734           45,457
                                                       ---------       ---------       ---------       --------      -----------
       Total liabilities                                 642,877            (282)        642,595        138,037          780,632

Minority interest of unitholders
    in Operating Partnership (D)                          49,746           1,221          50,967          2,600           53,567

Shareholders' equity:
    Common stock (D)                                         254            --               254              5              259
    Additional paid-in capital (D)                       399,781            --           399,781          8,763          408,544
    Dividends in excess of accumulated earnings          (99,721)          7,188         (92,533)          --            (92,533)
    Unamortized restricted stock compensation               (836)           --              (836)          --               (836)
                                                       ---------       ---------       ---------       --------      -----------
                                                         299,478           7,188         306,666          8,768          315,434
    Less employee receivable                              (2,520)           --            (2,520)          --             (2,520)
                                                       ---------       ---------       ---------       --------      -----------
       Total stockholders equity                         296,958           7,188         304,146          8,768          312,914
                                                       ---------       ---------       ---------       --------      -----------

       Total liabilities and stockholders' equity      $ 989,581       $   8,127       $ 997,708       $149,405      $ 1,147,113
                                                       =========       =========       =========       ========      ===========

SUMMIT PROPERTIES INC.
NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 1998
(UNAUDITED)


ADJUSTMENTS:

A. Reflects the Summit Properties Inc. Consolidated Balance Sheet as of September 30, 1998.

B. Reflects the sale of Summit Springs and Summit Old Town on October 23, 1998 and November 12, 1998 respectively. The sales are summarized as follows:

       Net sales proceeds after disposition costs               $24,046
       Net book value of assets sold                            (15,904)
       Cost of other assets sold                                    (15)
       Liabilities assumed by buyer                                 282
                                                                -------
       Gain on sale                                             $ 8,409
                                                                =======

       Proceeds were put in escrow in accordance with Internal Revenue Service like-kind exchange rules. Accordingly, proceeds are classified as restricted cash.

C.     Reflects the Ewing Acquisition. The acquisition is summarized as follows:

       Loan escrow acquired                                                                         $  1,713
       Mortgage notes payable assumed                                           ($79,852)
       Borrowings on the Company's unsecured credit facility                     (50,575)
       Adjustment to mortgage notes assumed to reflect estimated fair value       (2,876)           (133,303)
                                                                                --------
       Other net liabilities assumed                                                                  (4,734)
       Issuance of Shares to seller (489,622)                                                         (8,768)
       Issuance of Units to seller (141,921)                                                          (2,600)
                                                                                                   ---------
       Purchase price including acquisition costs                                                  ($147,692)
                                                                                                   =========

       The effects of accounting policy differences are immaterial and have not been adjusted in the unaudited Pro Forma Condensed Combined Balance Sheet.

D. Units of the Operating Partnership can be exchanged for cash or, at the option of the Company, for shares of Common Stock on a one-for-one basis. The 14.52% minority interest (4,400,113 Units of 30,310,581 shares of Common Stock and Units) is based upon pro forma shares and Units outstanding as of September 30, 1998.

                             SUMMIT PROPERTIES INC.
                  BASIS OF PRESENTATION TO PRO FORMA CONDENSED
                         COMBINED STATEMENTS OF EARNINGS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997




The Pro Forma Condensed Combined Statements of Earnings for the nine months ended September 30, 1998 and the year ended December 31, 1997 are presented as if the following transactions had occurred on January 1, 1997:

(i) The acquisition of Ewing Industries, as further described in the Basis of Presentation to the Pro Forma Combined Condensed Balance Sheet. Adjustments related to the Contingent Property are not included in the pro forma statements as it was in construction in 1997 and a portion of 1998 and its operations are not material to the Pro Forma Condensed Combined Statements of Earnings. In addition, the Company has a cash flow management contract with a surviving affiliate of Ewing Industries to manage such property until the property reaches stabilization. In consideration for managing the property, such affiliates retain all net cash flows for the property. Certain of the properties acquired in the Ewing Acquisition were in lease up in 1998 and/or 1997. The operations of such lease-up properties are not reflective of fully stabilized properties.

(ii) The sale of Summit Old Town, Summit Springs, Summit Providence and Summit Charleston on November 12, 1998, October 23, 1998, May 18, 1998 and May 14, 1997, respectively.

(iii) The purchase of Summit Lenox on July 8, 1998. The purchase of Summit Club at Dunwoody and Summit St. Clair on May 22, 1998 and March 1, 1998, respectively, are shown as if they were acquired on January 1, 1998. These two properties were under construction during 1997 and would not have had a material effect on 1997 operations.

(iv) The purchase of Summit Fair Oaks, Summit Windsor II, Summit Sand Lake and Summit Portofino ("1997 Acquisitions") on December 31, 1997, July 18, 1997, February 20, 1997 and January 6, 1997, respectively.

The Pro Forma Condensed Combined Statements of Earnings give effect to the acquisitions under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

The Pro Forma Condensed Combined Statements of Earnings are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of the above transactions and the Company for the nine months ended September 30, 1998, and the year ended December 31, 1997 would be, nor do they purport to be indicative of the results of operations in future periods. The Pro Forma Condensed Combined Statements of Earnings should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of the Company as included in the Form 10-K for the year ended December 31, 1997 and the Company's Form 10-Q for the nine months ended September 30, 1998.

SUMMIT PROPERTIES INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 1998
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                    BALANCE                    EWING
                                                          OTHER                   BEFORE EWING     EWING     ACQUISITION  PRO FORMA
                                          HISTORICAL  ACQUISITIONS  DISPOSITIONS  ACQUISITION   ACQUISITION  ADJUSTMENTS   COMBINED
                                          ----------  ------------  ------------  ------------  -----------  -----------  ----------
                                              (A)          (B)           (C)                        (D)
Revenues:
    Rental                                 $ 99,047      $4,006       ($3,974)      $ 99,079      $12,399                 $111,478
    Other property income                     5,733         162          (221)         5,674          590                    6,264
    Interest and other                        1,286         --            --           1,286           --                    1,286
                                           --------      ------       -------       --------      -------    -------      --------
       Total revenues                       106,066       4,168        (4,195)       106,039       12,989                  119,028
                                           --------      ------       -------       --------      -------    -------      --------

Expenses:
    Property operating and maintenance       26,948       1,485        (1,283)        27,150        3,713      ($368)(E)    30,495
    Real estate taxes and insurance          10,251         316          (392)        10,175        2,227        --         12,402
    Depreciation                             20,774         885          (696)        20,963          --       3,068 (F)    24,031
    Interest                                 23,351       2,178        (1,878)        23,651          --       7,166 (G)    30,817
    General and administrative expenses       2,726         --            --           2,726          --         --          2,726
    Loss on equity investments                   95         --            --              95          --         --             95
                                           --------      ------       -------       --------      -------    -------      --------
       Total expenses                        84,145       4,864        (4,249)        84,760        5,940      9,866       100,566
                                           --------      ------       -------       --------      -------    -------      --------
Income before gain on sale of real
    estate assets, minority interest of
    unitholders in Operating
    Partnership and extraordinary item       21,921        (696)           54         21,279        7,049     (9,866)       18,462
Gain on sale of real estate assets            8,731         --         (8,731)           --           --         --            --
Minority interest of unitholders in
    Operating Partnership                    (4,439)        101         1,257         (3,081)         --         321 (H)    (2,760)
                                           --------      ------       -------       --------      -------    -------      --------
Income before extraordinary item           $ 26,213       ($595)      ($7,420)      $ 18,198      $ 7,049    ($9,545)     $ 15,702
                                           ========      ======       =======       ========      =======    =======      ========

Per share data:
    Income before extraordinary items -
       basic and diluted (I)                  $1.06                                                                          $0.62
                                         ==========                                                                     ==========
    Weighted average shares - basic      24,635,658                                                                     25,125,280
                                         ==========                                                                     ==========
    Weighted average shares - diluted    24,652,423                                                                     25,142,045
                                         ==========                                                                     ==========

SUMMIT PROPERTIES INC.
NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 1998
(UNAUDITED)


ADJUSTMENTS:

A. Reflects the Summit Properties Inc. Consolidated Statement of Earnings for the nine months ended September 30, 1998.

B.     Reflects the operations of Summit St. Clair acquired effective March
       1, 1998, Summit Club at Dunwoody acquired May 22, 1998 and Summit Lenox acquired July 8, 1998, from January 1, 1998 to date of acquisition.

C. Reflects the operations of Summit Providence sold on May 18, 1998 from January 1, 1998 to date of sale. Reflects Summit Springs and Summit Old Town sold on October 23, 1998 and on November 12, 1998, respectively, from January 1, 1998 to September 30, 1998. In addition, the gain on sale of real estate assets has been eliminated for pro forma presentation.

D. Reflects the operations of the communities acquired in the Ewing Acquisition for the nine months ended September 30, 1998. Pro forma effects of the Contingent Property have not been included in the Pro Forma Condensed Combined Statement of Earnings as such property was substantially under construction for the period presented and, therefore, its effect on pro forma earnings is not significant.

       Final consideration related to the Contingent Property is issuable contingent upon such property achieving stabilization in the future. Management expects the potential impact of the Contingent Property on future earnings of the Company to be insignificant.

       The effects of accounting policy differences are immaterial and have not been adjusted in the unaudited Pro Forma Condensed Combined Statement of Earnings.

E. Adjustment represents property supervision costs adjusted to 2.5% of revenues. The 2.5% estimate reflects the Company's historical costs of property supervision. Such costs, as a percent of property revenues should not change significantly as a result of the acquisitions and dispositions.

F. Reflects depreciation on the Company's basis in the Ewing Acquisition. Depreciation is computed on a straight-line basis over the estimated useful lives of the properties (buildings - 37 to 40 years and furniture, fixtures and equipment - 5 to 7 years).

G. Includes the interest costs on the mortgage debt assumed in conjunction with the Ewing Acquisition and the incremental borrowings to finance the acquisition of $50.6 million. The purchase was assumed to be financed from the Company's credit facility at the weighted average interest rate for the nine months ended September 30, 1998 of 6.76%.

H. Based upon 14.95% minority interest (4,417,770 Units weighted average of the 29,543,050 Shares and Units weighted average) for the nine months ended September 30, 1998.

I. Based upon 25,125,280 and 25,142,045 basic and diluted weighted average Shares issued and outstanding, respectively.

SUMMIT PROPERTIES INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1997
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                    BALANCE                    EWING
                                                          OTHER                   BEFORE EWING     EWING     ACQUISITION  PRO FORMA
                                          HISTORICAL  ACQUISITIONS  DISPOSITIONS  ACQUISITION   ACQUISITION  ADJUSTMENTS   COMBINED
                                          ----------  ------------  ------------  ------------  -----------  -----------  ----------
                                              (A)          (B)           (C)                        (D)
Revenues:
    Rental                                  $109,827     $8,517       ($7,084)    $111,260         $14,322                 $125,582
    Other property income                      6,179        364          (409)       6,134             690                    6,824
    Interest and other                           671        --             -           671             --                       671
                                            --------     ------       -------     --------         -------   --------      --------
       Total revenues                        116,677      8,881        (7,493)     118,065          15,012                  133,077
                                            --------     ------       -------     --------         -------   --------      --------

Expenses:
    Property operating and maintenance        31,311      3,160        (2,282)      32,189           4,439      ($381)(E)    36,247
    Real estate taxes and insurance           10,721        755          (758)      10,718           2,590        --         13,308
    Depreciation                              22,652      1,934        (1,404)      23,182             --       3,504 (F)    26,686
    Interest                                  21,959      4,560        (3,725)      22,794             --       8,234 (G)    31,028
    General and administrative expenses        2,740        --             -         2,740             --         --          2,740
    Gain on equity investments                  (274)       --             -          (274)            --         --           (274)
                                            --------     ------       -------     --------         -------   --------      --------
       Total expenses                         89,109     10,409        (8,169)      91,349           7,029     11,357       109,735
                                            --------     ------       -------     --------         -------   --------      --------
Income before gain on sale of real
    estate assets, minority interest
    of unitholders in Operating
    Partnership                               27,568     (1,528)          676       26,716           7,983    (11,357)       23,342
Gain on sale of real estate assets             4,366        --         (4,366)         --              --         --            --
Minority interest of unitholders in
    Operating Partnership                     (4,818)       231           557       (4,030)            --         456 (H)    (3,574)
                                            --------     ------       -------     --------         -------   --------      --------
Net income                                  $ 27,116    ($1,297)      ($3,133)    $ 22,686         $ 7,983   ($10,901)     $ 19,768
                                            ========     ======       =======     ========         =======   ========      ========

Per share data:
    Net income - basic and diluted (I)         $1.17                                                                          $0.83
                                          ==========                                                                     ==========
    Weighted average shares - basic       23,145,881                                                                     23,675,463
                                          ==========                                                                     ==========
    Weighted average shares - diluted     23,182,302                                                                     23,711,884
                                          ==========                                                                     ==========

SUMMIT PROPERTIES INC.
NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1997
(UNAUDITED)


ADJUSTMENTS:

A. Reflects the Summit Properties Inc. Consolidated Statement of Earnings for the year ended December 31, 1997.

B. Reflects the operations of the 1997 Acquisitions from January 1, 1997 to date of acquisition. In addition, reflects the operations of Summit Lenox, acquired July 8, 1998 for the year ended December 31, 1997. Does not reflect the operations of Summit St. Clair and Summit Club at Dunwoody acquired in 1998 as the properties were in construction in 1997 and their operations for the year ended December 31, 1997 were not significant.

C. Reflects the operations for the year ended December 31, 1997 of Summit Providence sold on May 18, 1998, Summit Springs sold on October 23, 1998 and Summit Old Town sold on November 12, 1998. Also reflects the operations of Summit Charleston from January 1, 1997 to date of sale on May 14, 1997. In addition, the gain on sale of real estate assets has been eliminated for pro forma presentation.

D. Reflects the operations of the communities acquired in the Ewing Acquisition for the year ended December 31, 1997. Pro forma effects of the Contingent Property have not been included in the Pro Forma Condensed Combined Statement of Earnings as such property was substantially under construction for the period presented and, therefore, its effect on pro forma earnings is not significant.

       Final consideration related to the Contingent Property is issuable contingent upon such property achieving stabilization in the future. Management expects the potential impact of the Contingent Property on future earnings of the Company to be insignificant.

       The effects of accounting policy differences are immaterial and have not been adjusted in the unaudited Pro Forma Condensed Combined Statement of Earnings.

E. Adjustment represents property supervision costs adjusted to 2.5% of revenues. The 2.5% estimate reflects the Company's historical costs of property supervision. Such costs, as a percent of property revenues should not change significantly as a result of the acquisitions and dispositions.

F. Reflects depreciation on the Company's basis in the Ewing Acquisition. Depreciation is computed on a straight-line basis over the estimated useful lives of the properties (buildings - 37 to 40 years and furniture, fixtures and equipment - 5 to 7 years).

G. Includes the interest costs on the mortgage debt assumed in conjunction with the Ewing Acquisition and the incremental borrowings to finance the acquisition of $30.4 million. The purchase was assumed to be financed from the Company's credit facility at the weighted average interest rate for the year ended December 31, 1997 of 6.73%.

H. Based upon 15.31% minority interest (4,280,690 Units weighted average of the 27,956,153 Shares and Units weighted average) for the year ended December 31, 1997.

I. Based upon 23,675,463 and 23,711,884 basic and diluted weighted average Shares issued and outstanding, respectively.

                                  EXHIBIT INDEX


2.2 Agreement and Plan of Reorganization dated as of October 31, 1998 among Summit Properties Inc., affiliates of Summit Properties Inc. (including Summit Properties Partnership, L.P.), Ewing Industries, Inc. and affiliates of Ewing Industries, Inc. (previously filed).

10.1 Amendment No. 13 to the Limited Partnership Agreement of Summit Properties Partnership, L.P. (previously filed).

23.1          Consent of Deloitte & Touche LLP (filed herewith)